Exhibit 99.1
Recursion Appoints David Mauro, M.D., Ph.D., as Chief Medical Officer
SALT LAKE CITY (May 16, 2023) – Recursion (NASDAQ: RXRX), a leading clinical stage TechBio company decoding biology to industrialize drug discovery, today announced it has appointed David Mauro, M.D., Ph.D, as its Chief Medical Officer. Dr. Mauro will lead Recursion’s pipeline into and through clinical development, including its five programs currently in the clinic, beginning June 1.
“We are incredibly excited to have Dr. Mauro join our team at Recursion at such an important time in the development of our clinical pipeline,” said Chris Gibson, Ph.D., Co-founder and CEO at Recursion. “With his extensive background in oncology drug development and a proven track record of advancing numerous Investigational New Drug candidates, Dr. Mauro's expertise will be a strong addition to our executive leadership team.”

Dr. Mauro has over 20 years in oncology drug development. His notable accomplishments include guiding the translational, preliminary, and later stages of development for more than 25 Investigational New Drug candidates over the past decade. His previous roles include serving as the Chief Medical Officer for Codiak BioSciences, Checkmate Pharmaceutical, Prelude Therapeutics, and Advaxis. Dr. Mauro has also held leadership roles within the clinical and medical affairs teams at Merck, Bristol Myers Squibb, and Becton Dickinson.

Educated as a pharmacologist, Dr. Mauro received a B.S. in Biochemistry from Cornell University and an M.D./Ph.D. from Temple University. He completed his residency in anatomic pathology at the National Institutes of Health's National Cancer Institute.

“I believe Recursion represents the future of drug discovery,” said Dr. Mauro. “With five clinical programs and a growing number of pre-clinical programs, I’m excited about the opportunity to advance these into potential treatments for patients.”

About Recursion
Recursion is a clinical stage TechBio company leading the space by decoding biology to industrialize drug discovery. Enabling its mission is the Recursion OS, a platform built across diverse technologies that continuously expands one of the world’s largest proprietary biological and chemical datasets. Recursion leverages sophisticated machine-learning algorithms to distill from its dataset a collection of trillions of searchable relationships across biology and chemistry unconstrained by human bias. By commanding massive experimental scale — up to millions of wet lab experiments weekly — and massive computational scale — owning and operating one of the most powerful supercomputers in the world, Recursion is uniting technology, biology and chemistry to advance the future of medicine.

Recursion is headquartered in Salt Lake City, where it is a founding member of BioHive, the Utah life sciences industry collective. Recursion also has offices in Toronto, Montréal and the

San Francisco Bay Area. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.

Forward-Looking Statements
This document contains information that includes or is based upon "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding the timing for Dr. Mauro joining Recursion; early and late stage discovery, preclinical, and clinical programs; prospective products; Recursion OS and other technologies; and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to or after regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; our ability to leverage and enhance our drug discovery platform; our ability to obtain financing for development activities and other corporate purposes; the success of our collaboration activities; our ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; our ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to our technology systems; our ability to attract, motivate, and retain key employees and manage our growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.